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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 30, 1993

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                        FORUM RETIREMENT PARTNERS, L.P.
               (Exact of registrant as specified in its charter)

       Delaware                       1-9302               35-1686799
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
         incorporation)                 Number)        Identification Number)

  8900 Keystone Crossing, Suite 200                 46240-0498
        Indianapolis, Indiana                       (Zip Code)
(Address of principal executive offices)

                                 (317) 846-0700
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     On December 30, 1993, Forum Retirement Partners, L.P. (the "Partnership") and FRP Financing Limited, L.P., a Delaware limited partnership (the "Affiliated Partnership") entered into a Loan Agreement and related documents (collectively, the "Nomura Loan Agreement") with Nomura Asset Capital Corporation ("Nomura") for $50.7 million in new financing (the "Nomura Loan").

     Forum Retirement, Inc., the general partner of the Partnership, is sole general partner of the Affiliated Partnership, owning a 1% general partner's interest, and the Partnership is the sole limited partner of the Affiliated Partnership, owning a 99% limited partner's interest. As required by the Nomura Loan, the Partnership transferred all of its properties and operations to the Affiliated Partnership. The Affiliated Partnership then pledged all of its properties and assets to Nomura as security for the Nomura Loan.

     The Nomura Loan bears interest at the rate of 9.93% per annum and is amortized over a 20-year period. The Nomura Loan matures on January 1, 2001.

     The proceeds of the Nomura Loan were used to pay the approximately $9.5 million remaining principal balance of the Partnership's long-term bank debt which matured on December 31, 1993, approximately $34.1 million aggregate principal amount of the Partnership's split coupon first mortgage notes, and related fees and expenses. The Partnership is not restricted as to the use of the remaining $658,000 of the Nomura Loan.


(C)   EXHIBITS

    Exhibit               Description
    -------    ------------------------------------

     10 Nomura Loan Agreement and related documents, each dated as of December 28, 1993 (incorporated by reference to Exhibit 10(8) to Amendment No. 3 to Registration Statement on Form S-2
               (Registration No. 33-71498) filed with the Commission on January 5, 1994)

     99        Press release issued by the Partnership
               December 30, 1993

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FORUM RETIREMENT PARTNERS, L.P.



                            By:  Forum Retirement, Inc.
                                 General Partner



                               By: /s/ John H. Sharpe
                                   ------------------
                                     John H. Sharpe, Secretary


Date:  January 6, 1994

                                      -3-
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                               INDEX TO EXHIBITS
                               -----------------

                                                        SEQUENTIAL
 EXHIBIT              DESCRIPTION                       PAGE NUMBER
 -------      ----------------------------------        -----------
   10         Nomura Loan Agreement and related
              documents, each dated as of December
              28, 1993 (incorporated by reference
              to Exhibit 10(8) to Amendment No. 3
              to Registration Statement on Form S-2
              (Registration No. 33-71498) filed
              with the Commission on January 5, 1994)

   99         Press release issued by the                       5
              Partnership December 30, 1993

                                                                      EXHIBIT 99

                        FORUM RETIREMENT PARTNERS, L.P.
                       8900 Keystone Crossing, Suite 200
                        Indianapolis, Indiana 46240-0498
                                  317-846-0700


                           FORUM RETIREMENT PARTNERS
                    ANNOUNCES REFINANCING OF LONG-TERM DEBT


FOR IMMEDIATE RELEASE

     INDIANAPOLIS, INDIANA, December 30, 1993 -- Forum Retirement Partners, L.P. ("FRL"), the Indianapolis-based owner of retirement communities (AMEX:FRL), announced today that it has completed the previously announced refinancing of its long-term debt. The new $50.7 million of financing has a seven-year term, but amortizes based on a 20-year amortization schedule.

     The terms of FRL's former indebtedness, approximately $9.5 million of which has a scheduled maturity date of December 31, 1993, prohibited the payment of distribution to holders of partnership units in FRL. The terms of the new financing permit FRL to make distributions to unitholders beginning in 1994 if certain financial tests are satisfied. There necessarily can be no assurance as to the timing or amount of future distributions, if any.

     As previously announced, FRL intends to offer to unitholders of record as of October 18, 1993 the right to buy additional units at $2.00 per unit, the same price previously paid by an affiliate of FRL's general partner to purchase
6.5 million units in connection with FRL's refinancing and recapitalization plan. The net proceeds of that subscription offering will be used to repurchase up to the same number of units from that affiliate at $2.00 per unit. FRL expects to mail to eligible unitholders materials relating to the subscription offering next month. Those materials will describe in greater detail the terms of the refinancing, and the unexpected effect of the refinancing on operational results of FRL. Unitholders who wish to consider exercising the subscription right need not take any action until they receive those materials.